Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

SVB Financial Group:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of SVB Financial Group (the “Company”) related to the offering of senior debt securities of our reports dated March 1, 2010 except for note 21 as to which the date is September 15, 2010, with respect to the consolidated balance sheets of SVB Financial Group and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K (as revised in the current report on Form 8-K of the Company filed on September 15, 2010), and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

San Francisco, California

September 15, 2010